As filed with the Securities and Exchange Commission on November 8, 1996
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        BRAKE HEADQUARTERS U.S.A., INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                                 22-3048534
     (State of incorporation or organization)           (I.R.S. Employer
                                                        Identification No.)

       33-16 Woodside Avenue, Long Island City, NY          11101
       (Address of principal executive offices)           (Zip Code)

       Securities to be registered  pursuant to Section 12(b) of the Act:

           Title of each class               Name of each exchanged on which
           to be so registered               each class is to be registered

                      None

       Securities to be registered  pursuant to Section 12(g) of the Act:

                         Common Stock Purchase Warrants
                                (Title of Class)

                                     Units
                                (Title of Class)


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Item 1.           Description of Registrant's Securities to Be Registered.

         The description of the Registrant's Common Stock Purchase Warrants and Units shall be deemed to have been incorporated by reference into this Registration Statement on Form 8-A from Amendment No.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-13533) set forth under the caption "Description of Securities."


Item 2.           Exhibits.

Exhibit           Description

3.1 Certificate of Incorporation of the Company, as amended and restated. (1)

3.2               By-laws of the Company. (2)

4.2               Form of Common Stock Purchase Warrant. (3)




(1) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

(2) Incorporated by reference from the Company's Registration Statement on Form S-18, No. 33-30933.

(3) Incorporated by reference from the Company's Registration Statement on Form S-1, No. 333-13533, first filed with the Commission on October 4, 1996.

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




                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BRAKE HEADQUARTERS U.S.A., INC.




                                           By:  /s/ Marc J. Ruskin
                                                    Marc J. Ruskin
                                                    Chief Financial Officer




Dated:  November 8, 1996






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